Exhibit 10.1

AVALONBAY COMMUNITIES, INC.
RESTRICTED STOCK GRANT AND AWARD AGREEMENT

Pursuant to the terms of the AvalonBay Communities, Inc. Second Amended and Restated 2009 Equity Incentive Plan ) (as the same may be amended hereafter from time to time, the “Plan”), in consideration for services rendered and to be rendered to AvalonBay Communities, Inc. (the “Company”) and for other good and valuable consideration, which the Company has determined to be equal to the fair market value of the Shares, as defined below, the Company is issuing to the Employee named below contemporaneously herewith the Shares, upon the terms and conditions set forth herein and in the Restricted Stock Agreement Terms (the “Terms”) which are attached hereto and incorporated herein in their entirety.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Terms.

Employee:
Award Date:
Vesting Commencement Date:	[typically March 1 of the year after the Award Date]
Number of Shares of Common Stock Granted (“Shares”):

Vesting Schedule:                   Subject to the provisions of the Terms and the discretion of the Company to accelerate the vesting schedule, the Employee’s ownership interest in the Shares shall vest, and the status of the Shares as Restricted Stock and all Restrictions with respect to the Shares shall terminate, in accordance with the following schedule of events:

33.3% incrementally on Vesting Commencement Date,

Additional 33.3% incrementally on the first anniversary of the Vesting Commencement Date (66.6% total vested), and

Additional 33.4% incrementally on the second anniversary of the Vesting Commencement Date. (100.0% total vested)

The Shares shall also vest on the thirtieth day following the occurrence of the following events (or, if such day is not a business day, the next business day) provided that, if requested by the Company, the Employee signs and delivers a Separation Agreement (as hereinafter defined), and such Separation Agreement becomes effective (including through the passage without revocation of any revocation period provided therein) within 30 days of his or her termination of employment:

Termination of the Employee’s Employment by the Company, other than for Cause	100% of the Shares*
The death or Disability of the Employee	100% of the Shares*
The Employee’s Retirement	100% of the Shares*

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If a Sale Event shall have occurred, then this award may vest in full thereafter as provided in the Plan in the event of a termination of employment by the Employee for Good Reason within 24 months following the Sale Event.

As provided for in the Plan

*or, if fewer, all Restricted Shares

Notwithstanding the above, no Separation Agreement shall be required as a condition to accelerated vesting for (x) a termination of employment without cause or for Good Reason within 24 months after a Sale Event or (y) a termination of employment by reason of death, or death during the thirty days following a termination of employment).

The Administrator’s determination of the reason for termination of the Employee’s employment shall be conclusive and binding on the Employee and his or her representatives or legatees except during the 24 months after a Sale Event.

Additional Terms/Acknowledgements: The undersigned Employee acknowledges receipt of, and understands and agrees to, this Restricted Stock Grant and Award Agreement, including, without limitation, the Terms.  Employee further acknowledges that as of the Award Date, this Restricted Stock Grant and Award Agreement, including, without limitation, the Terms, sets forth the entire understanding between Employee and the Company regarding the stock grant described herein and supersedes all prior oral and written agreements on that subject.

ATTACHMENT:  Restricted Stock Agreement Terms

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AVALONBAY COMMUNITIES, INC.

RESTRICTED STOCK AGREEMENT TERMS

ARTICLE I

DEFINITIONS

The following terms used below in this Agreement shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Section 1.1 — Cause and Good Reason

“Cause” and “Good Reason” shall have the meanings set forth for such terms in the Plan.

Section 1.2 — Common Stock

“Common Stock” shall mean the common stock of the Company, $.01 par value.

Section 1.3 — Disability

“Disability” shall mean the Employee’s inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual’s mental or physical disability, as determined by the Committee in good faith in its sole discretion.

Section 1.4 — Restricted Stock

“Restricted Stock” shall mean the Shares issued under this Agreement for as long as such shares are subject to the Restrictions (as hereinafter defined) imposed by this Agreement.

Section 1.5 — Restrictions

“Restrictions” shall mean the restrictions set forth in Article III of this Agreement.

Section 1.6 — Retirement

“Retirement” shall mean the termination of the Employee’s employment (and other business relationships) with the Company and its Subsidiaries, other than for Cause, following the date on which the sum of the following equals or exceeds 70 years: (i) the number of full months of the Employee’s employment and other business relationships with the Company and any predecessor Company and (ii) the Employee’s age on the date of termination (i.e., a person whose age is 55 years, 6 months and who has worked at the Company for 14 years, 6 months meets the 70 years requirement); provided that:

(x)                                 the Employee’s employment by (or other business relationships with) the Company and any predecessor company of the Company have continued for a period of at least 120 continuous full months at the time of termination and, on the date of termination, the Employee is at least 50 years old; and

(y)                                 in the case of termination of employment, the Employee gives at least six months’ prior written notice to the Company of his or her intention to retire

Section 1.7 - Secretary

“Secretary” shall mean the secretary of the Company.

Section 1.8 — Separation Agreement

“Separation Agreement” means a written agreement between the Employee and the Company, in such form as the Company may reasonably require, providing as follows:

•                  the Employee provides a full release of any actual or potential claim against the Company and its current and former directors, officers, associates, agents and affiliates, under any applicable law and theory of claim, to the maximum extent permitted by law;

•                  the Employee agrees to provide reasonable cooperation with respect to investigation and litigation matters;

•                  the Employee acknowledges and agrees to return all Company property and not use any Company property or proprietary information;

•                  the Employee agrees not to disparage the Company or its officer, directors, agents or management, subject to reasonable exceptions set forth in the agreement; and

•                  for a period of at least 12 months following the Employee’s termination of employment with the Company the Employee shall not, without the prior written consent of the Company, solicit or attempt to solicit for employment with or on behalf of any Competing Enterprise any employee of the Company or any of its affiliates or any person who was formerly employed by the Company or any of its affiliates within the preceding six months, unless such person’s employment was terminated by the Company or any of such affiliates.

In addition, in connection with a termination of employment due to Retirement a Separation Agreement shall provide that, for a period of at least 12 months following the Employee’s termination of employment with the Company the Employee shall not, without the prior written consent of the Company, become associated with, or engage in any “Restricted Activities” with respect to any “Competing Enterprise,” as such terms are hereinafter defined, whether as an officer, employee, principal, partner, agent, consultant, independent contractor or shareholder.  “Competing Enterprise,” for purposes of this section, shall mean any person, corporation, partnership, venture or other entity which is engaged in the business of managing, owning, leasing, or joint-venturing multifamily rental real estate within 30 miles of multifamily rental real estate owned or under management by the Company or its affiliates.  “Restricted Activities,” for purposes of this section, shall mean executive, managerial, directorial, administrative, strategic, business development or supervisory responsibilities and activities relating to any aspects of multifamily rental real estate ownership, management, multifamily rental real estate franchising, and multifamily rental real estate joint-venturing.

It should be noted that no provision in any required Separation Agreement shall (i) preclude an Employee from communicating with federal, state or local governmental or regulatory agencies, (ii) require an Employee to inform the Company about any such communication, or (iii) preclude an Employee from collecting a government program bounty to which the Employee may be entitled.

ARTICLE II

RESTRICTED STOCK

Section 2.1 - Restricted Stock

Any shares of Common Stock granted pursuant to this Agreement which vest on a date other than the Award Date shall be considered Restricted Stock for purposes of this Agreement and shall be subject to the Restrictions until such time or times and except to the extent that the Employee’s ownership interest in Shares vests in accordance with the Vesting Schedule set forth on the first page of this Agreement.

Section 2.2 - Escrow

If the Restricted Stock is certificated, the Secretary or such other escrow holder as the Company may from time to time appoint shall retain physical custody of the certificates representing Restricted Stock, until all of the Restrictions expire or shall have been removed; provided, however, that in no event shall the Employee retain physical custody of any certificates representing Restricted Stock issued to him.  The Company may cause a book entry deposit of Restricted Stock at the Company’s transfer agent in lieu of physical custody.

Section 2.3 - Rights as Stockholder

From and after the Award Date, the Employee shall have all the rights of a stockholder with respect to the Shares, subject to the Restrictions herein (including the provisions of Article IV), including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares unless and to the extent that the Employee’s interest in Restricted Stock shall have terminated and the Restricted Stock reverts to the Company as provided in Section 3.1 of this Agreement.

ARTICLE III

RESTRICTIONS

Section 3.1 - Reversion of Restricted Stock

Except as provided in Section 2.3, this Section 3.1, and the Vesting Schedule set forth on the first page of this Agreement, the Restricted Stock shall be the property of the Company for as long as and to the extent that the Shares are Restricted Stock pursuant to Section 2.1.  In the event that the Employee’s employment by the Company terminates for any reason other than (a) death, (b) Disability, (c) Retirement, (d) termination of the Employee’s employment by the Company other than for Cause, or (e) termination by the Employee for Good Reason within 24 months following a Sale Event, any interest of the Employee in Shares that are Restricted Stock shall thereupon immediately terminate and all rights with respect to the Restricted Stock shall immediately revert to and unconditionally be the property of the Company; provided, however, that the Employee shall be entitled to retain any cash dividends paid before the date of such event on the Restricted Stock.

Section 3.2 - Restricted Stock Not Transferable

No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law or judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that the Employee may designate one or more trusts or other similar arrangements for the benefit of the Employee or members of his immediate family as the registered holders of Restricted Stock if and as long as the Employee acts as trustee or in a similar capacity with respect to such trust or arrangement.  Any Restricted Stock so registered shall for all purposes hereunder be deemed to be held of record by the Employee and shall be subject to all of the terms and conditions of this Agreement, including but not limited to the Restrictions and the provisions of Article III of this Agreement.

Section 3.3 - Legend

Certificates representing shares of Restricted Stock or book entries for shares of Restricted Stock issued pursuant to this Agreement shall, until all Restrictions lapse and new certificates are issued pursuant to Section 3.4, bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE TO AVALONBAY COMMUNITIES, INC. (THE “COMPANY”) UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN THE COMPANY AND THE HOLDER OF THE SECURITIES.  PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT

BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES.  COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT AND MAY BE OBTAINED ON REQUEST AND WITHOUT CHARGE FROM THE OFFICES OF THE COMPANY AT 671 NORTH GLEBE ROAD, SUITE 800, ARLINGTON, VA  22203.”

Section 3.4 - Lapse of Restrictions

Upon the vesting of some or all of the Restricted Stock as provided in the Vesting Schedule set forth on the first page of this Agreement, and subject to the conditions to issuance set forth in Article IV, if such Shares are certificated, the Company shall cause new certificates to be issued with respect to such vested Shares and delivered to the Employee or his legal representative, free from the legend provided for in Section 3.3.

ARTICLE IV

MISCELLANEOUS

Section 4.1 - Conditions to Issuance of Stock

The Company shall not be required to issue or deliver any certificate or certificates for shares of stock or enter the Employee’s name as the stockholder of record on the books of the Company pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)           The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b)           The completion of any registration or other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall deem necessary or advisable; and

(c)           The obtaining of any approval or other clearance from any state or Federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

(d)           The payment by the Employee of all amounts required to be withheld under federal, state and local tax laws, with respect to the issuance of Restricted Stock and/or the lapse or removal of any of the Restrictions.

Section 4.2 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at his address as set forth in the Company’s records.  By a notice given pursuant to this Section 4.2, either party may hereafter designate a different address for notices to be given to it or him.  Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.2.  Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.3 - Titles

Titles and captions are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.4 - Amendment

This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

Section 4.5 - Tax Withholding

The Company’s obligation (i) to issue or deliver to the Employee any certificate or certificates for unrestricted shares of stock or (ii) to pay to the Employee any dividends or make any distributions with respect to the Common Stock issued under this Agreement is expressly conditioned on the Company’s satisfaction of its obligation, if any, to withhold taxes.  The Employee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Company shall satisfy any required minimum tax withholding obligation (or such greater tax withholding as the Administrator may approve) by withholding from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due (with the resulting number being rounded up to the nearest whole share of Stock).  In addition, by acceptance of this Award, the Employee agrees that for all outstanding Awards not yet vested under the Plan, the Company shall satisfy any required minimum tax withholding obligation (or such greater tax withholding as the Administrator may approve) by withholding from shares of Stock to be issued under such awards a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum tax withholding amount due (with the resulting number being rounded up to the nearest whole share of Stock).

Section 4.6 — Governing Law

The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 4.7 - Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.8 - No Special Employment Rights

This Agreement does not, and shall not be interpreted to, create any right on the part of the Employee to continue in the employ of the Company or any subsidiary or affiliate thereof, nor to any continued compensation, prerequisites or other current or future benefits or other incidents of employment.

Section 4.9 — Non-Solicitation

Employee hereby agrees that, for a period of at least 12 months following Employee’s termination of employment with the Company for any reason, Employee shall not, without the prior written consent of the Company, solicit or attempt to solicit for employment with or on behalf of any other person, firm or entity any employee of the Company or any of its affiliates or any person who was formerly employed by the Company or any of its affiliates within the preceding six months, unless such person’s employment was terminated by the Company or any of such affiliates.

Section 4.10 — Recoupment Policy

To the extent Employee is a “Covered Officer”, as defined in the Policy for Recoupment of Incentive Compensation adopted by the Company’s Board of Directors, as amended from time to time (the “Recoupment Policy”), the Shares and any proceeds received in connection with any sale of such Shares shall be subject to the Recoupment Policy.

Section 4.11 — Amendment of Prior Restricted Stock Agreements

Employee hereby agrees that, to the extent the terms in this Restricted Stock Agreement (including any terms relating to accelerated vesting and conditions thereto, but not including the number of restricted shares or the vesting schedule or calendar of vesting dates) conflict with the terms in any previously awarded and agreed to Restricted Stock Agreement, the provisions in this agreement shall apply.

Section 4.12 — Acknowledgment and Acceptance of Award

Employee hereby acknowledges that acceptance of the Restricted Stock referenced herein and/or the dividends thereon constitutes an unequivocal acceptance of this agreement and any attempted modification or objection to the terms herein will have no force or effect on the Company’s right to enforce the terms and conditions stated herein. The Employee further agrees that he or she may be required to evidence his or her acknowledgement of this award and agreement to the terms hereof by accepting this award in the Company’s stock plan administrator’s system, which acceptance may be required within a certain number of days from the grant date hereof in accordance with instructions and/or announcements provided by the Company to the Employee and, failing to accept this award within the Company’s stock plan administrator’s system within such number of days may constitute grounds for forfeiture of this award in the Company’s sole and absolute discretion.

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